EXHIBIT 10.9

LEASE AGREEMENT BETWEEN

SEVEN OCTOBER HILL, LLC,

AS LANDLORD, AND

Harvard BioScience, Inc. as Tenant

Building # 7,  84 October Hill Road

Holliston, Massachusetts

DATED AS OF January 3, 2002

BASIC LEASE INFORMATION

Lease Date:	as of January 3, 2002

Tenant:	HARVARD BIOSCIENCE, INC.

Landlord:	SEVEN OCTOBER HILL LLC, a Massachusetts limited liability company.

Premises:

Approximately 20,000 square feet of the building (the “Building”) whose street address is (Building
#7) 84 October Hill Road, Holliston, Massachusetts as shown on the plan attached to the Lease as Exhibit A (the “Premises”).  The term “Building” includes the land on which the Building is located and the driveways, parking facilities and similar improvements located thereon.

Park:

The building whose street address (Building # 7) 84  October Hill Road, Holliston, Massachusetts, and the land on which such buildings are located and all other buildings or improvements now or hereafter located on such land.  The Leased Premises and the Building are located upon Land (the “Park Land”) owned by Lessor consisting of approximately seven and two one hundredths (7.02) acres in the vicinity of the Building (the “Land”) within the industrial park known as New Englander Industrial Park (hereafter the “Industrial Park”).

Term:

Three years, commencing on April 1, 2002 (the “Commencement Date”) and ending at 5:00 p.m. on the last day of the 36th calendar month (March 31, 2005) following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Monthly Basic Rent	R.S.F.	Yearly Basic Rent
April 1, 2002 - March 31, 2005	$11,250.00	6.75 N.N.N.	$135,000.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

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Security Deposit:

An additional $4,062.50 shall be paid as an additional security deposit on lease execution and delivery of this Lease.  This will be added to the security deposit currently being held ($7,187.50) to bring the total security deposit to $11,250.00.

Rent:

Basic Rent and Operating Expenses, Taxes, Additional Rent (as hereinafter defined), Additional Rents, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	Office, warehouse, distribution and light manufacturing use as permitted by the zoning by-laws of the Town of Holliston.

Tenant’s Proportionate Share:

17.86%, which is the percentage obtained by dividing the rentable square feet in the Premises (20,000) the rentable square feet in the Building (112,000).  Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above shall be binding upon them.

Initial Liability Insurance Amount:	$2,000,000.00.

Tenant’s Address:	For All Notices :
Mark Norige
Harvard BioScience, Inc.
84 October Hill Road
Building # 7
Holliston, MA 01746
508 - 893 - 8999

Landlord’s Address:	For all Notices :
Seven October Hill LLC
c/o Parsons Commercial Group, Inc.
85 Spcen Street, Suite 300
Framingham, MA 01701

Attention: John R. Parsons, Jr.
Telephone: 508-820-2700
Telecopy: 508-820-2727

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above.  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	SEVEN OCTOBER HILL LLC, a Massachusetts limited liability company.

	By:	/s/ John R. Parsons Jr.
	Name:	John R. Parsons Jr.
	Title:	Manager Member

TENANT:	HARVARD BIOSCIENCE, INC.

	By:	/s/ Mark A. Norige
	Name:	Mark A. Norige
	Title:	C.O.O.

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TABLE OF CONTENTS

1.	DEFINITIONS AND BASIC PROVISIONS
2.	LEASE GRANT; COMMON AREAS
3.	TERM
4.	RENT
5.	DELINQUENT PAYMENT; HANDLING CHARGES
6.	SECURITY DEPOSIT
7.	LANDLORD’S MAINTENANCE OBLIGATIONS
8.	UTILITIES
9.	IMPROVEMENTS; ALTERATIONS; TENANT’S MAINTENANCE
10.	USE
11.	ASSIGNMENT AND SUBLETTING
12.	INSURANCE; WAIVERS; SUBROGATION; INDEMNITY
13.	SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORTGAGEE
14.	RULES AND REGULATIONS
15.	CONDEMNATION
16.	FIRE OR OTHER CASUALTY
17.	PERSONAL PROPERTY TAXES
18.	EVENTS OF DEFAULT
19.	REMEDIES
20.	PAYMENT BY TENANT; NON-WAIVER
21.	LANDLORD’S LIEN
22.	SURRENDER OF PREMISES
23.	HOLDING OVER
24.	CERTAIN RIGHTS RESERVED BY LANDLORD
25.	OUTSIDE STORAGE
26.	MISCELLANEOUS
27.	OTHER PROVISIONS
EXHIBIT A - PLAN SHOWING THE PREMISES
EXHIBIT B - BUILDING RULES AND REGULATIONS
EXHIBIT C - TENANT FINISH-WORK
EXHIBIT D - RENEWAL OPTION
EXHIBIT E - RIGHT OF FIRST REFUSAL

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LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of January 3, 2002, between SEVEN OCTOBER HILL, LLC, (“Landlord”),  and  HAVARD BIOSCIENCE, INC. (“Tenant”).

1.             Definitions and Basic Provisions.  The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.  Additionally, the following terms shall have the following meanings when used in this Lease:  “Laws” means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Park, and “Law” shall mean any of the foregoing; “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Tenant Party” means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and “including” means including, without limitation.

2.             Lease Grant; Common Areas.  Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term.

Tenant shall have the non-exclusive right during the Term to use the Common Areas (as defined below) for itself, its employees, agents, customers, invitees and licensees.  The phrase “Common Areas” as used herein shall mean the portions of the Building which are from time to time designated and improved for common use by or for the benefit of more than one tenant of the Building, including, but not limited to, any of the following:  the land and facilities used as parking areas (Tenant shall be entitled to 3.5 parking spaces per 1,000 square feet of Leased space on an unreserved basis), access and perimeter roads, landscaping areas, exterior walks, stairways, ramps, interior corridors, stairs, but excluding any portion thereof when reasonably designated by Landlord for a non-common use.  Landlord agrees to install Tenant’s name on all appropriate directories, Tenant may also elect to erect a sign on the building or lawn, subject to Landlord’s approval said approval shall not be unreasonably withheld.  All Common Areas shall be subject to the exclusive control and management of Landlord.  Landlord shall have the right to (i) to close, if necessary, all or any portion of the Common Areas to such extent as may be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; (ii) to close temporarily all or any portion of the Common Areas to discourage non-tenant use; (iii) to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Building; and (iv) to do and perform such other acts in, to and with respect to the Common Areas as Landlord shall determine to be appropriate for the Building.  Landlord shall have the right to increase the size of the Common Areas, including the expansion thereof to adjacent property, to reduce the Common Area, to reconfigure the parking spaces and improvements on the Common Areas, and to make such changes therein and thereto from time to time which in Landlord’s opinion are desirable and in the best interests of all persons using the Common Areas.  Any portion of the Building not originally included within the Common Areas shall be so included if and when so designated by Landlord for common use.  Tenant shall use and shall use reasonable efforts to cause its agents, employees, invitees, vendors, suppliers and independent contractors to use such access roads and operate trucks and trailers delivering merchandise to and from the Premises upon and over such access roads as are designated by Landlord as a means of ingress to and egress from the Premises.  Landlord may establish a system or systems of validation or other type of operation to control the parking areas within the Common Areas.  Nothing contained in this Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, the location, layout or type of parking areas within the Common Areas.

3.             Term.  36 months commencing on April 1,  2002 (the “Commencement Date”) and ending at 5:00 p.m. on March 31, 2005, subject to adjustments and earlier terminations as provided for in the Lease.

4.             Rent.

(a)           Payment.  Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord due on the first of each month under this Lease (payments received after the first of the month will be considered past due), without deduction or set off except as otherwise provided for herein, at Landlord’s address provided for in this Lease or as otherwise specified by Landlord (and shall be accompanied by all applicable state and local sales or use taxes which presently are zero).  Basic Rent, adjusted as herein provided, shall be payable monthly in advance.  The first monthly installment of Basic Rent shall be payable contemporaneously with the execution and delivery of this Lease by Tenant; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the first full calendar month of the Term.  The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

(b)           Operating Costs; Taxes.

(1)           Tenant shall pay, as additional rent (“Additional Rent”), an amount equal to Tenant’s Proportionate Share of Operating Costs (defined below) for each calendar year or partial calendar year falling within the term. Landlord may make a good faith estimate of the Additional Rent to be paid by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein.  From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual

Operating Costs are available for each calendar year.  The Landlord agrees to cap the Operating Costs at $1.45 per square foot for the base year of 2002, with a 5% per annum increase to the cap limit.

(2)           The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, repair, replacement and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) intentionally deleted; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building’s tenants other than pursuant to a provision similar to this Section 4.(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance);

Operating Costs shall also include the Building’s pro rata share of the costs of operating, managing, maintaining and cleaning (including, without limitation, snow and ice removal) the common areas and facilities of the Park shared by the Building and other buildings in the Park, including, without limitation, the costs of landscaping, insurance, security, snow plowing/sanding; the cost of maintaining and repairing the entrance and side roads and sidewalks within the Park, the drainage system, the Park directory and signage, the irrigation system and the street lights; and the cost of providing electricity to the street lights.  The Building’s pro rata share (as referred to in the preceding sentence) shall be equal to a fraction, the numerator of which is the total number of rentable square feet of floor area in the Building and the denominator of which is the total number of rentable square feet of floor area in all the buildings in the Park, from time to time.

Operating Costs shall not include costs for (i) any increase in Landlord’s insurance rates which may result from the negligent failure of Landlord or its agents, employees or contractors to comply with the provisions of this Lease; (ii) depreciation; (iii) interest and amortization of debt; (iv) the cost of leasehold improvements, including redecorating work, for other tenants of the Building; (v) fees and expenses (including legal and brokerage fees) for procuring new tenants for the Building or settling disputes with tenants of the Building; (vi) costs incurred in financing or refinancing of the Building; (vii) the cost of any work or service performed for any tenant in the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants (including Tenant) in the Building;  (viii) the cost of any repair or replacement which would be required to be capitalized under generally accepted accounting principles other than as described in Section 4(b)(2)(C), including without limitation the cost of renting any equipment or materials, which cost would be so capitalized if the equipment or materials were purchased, not rented;  (ix) the cost of any item included in Operating Costs to the extent that Landlord is actually reimbursed for such cost by an insurance company, a condemning authority, another tenant or any other party;  (x) ground rent;

(xi) wages, salaries or other compensation paid for clerks or attendant in concessions or newsstands operated by Landlord or an affiliate of Landlord; (xii) the cost of installing, operating and maintaining any specialty service (e.g. observatory, broadcasting facility, luncheon club, retail stores, newsstands or recreational club); (xiii) any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid absent such relationship; (xiv) if the Premises are located on the ground floor of the Building, any costs related to elevators in the Building, including without limitation costs of operating, repairing, maintaining and insuring the same. (xv) Taxes (defined below); (xvi) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.  (xvii) Landlord’s maintenance obligations.

(3)           Tenant shall pay, as additional rent (“Taxes Additional Rent”), an amount equal to Tenant’s Proportionate Share of Taxes for each calendar year and partial calendar year falling within the Term.  Tenant shall pay Tenant’s Taxes Proportionate Share of such Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs.  “Taxes” shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof).  For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

(4)           By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs with reasonable backup if requested for the previous calendar year, in each case adjusted as provided in Section 4.(b)(5), and of the Taxes for the previous year (the “Operating Costs and Tax Statement”).  If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the calendar year for which such statement was prepared, or more than its actual share of Taxes for such calendar year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant’s actual Additional Rent or Taxes Additional Rent due, then Tenant shall promptly pay Landlord such deficiency; however, Landlord will endeavor to give Tenant relevant tax notices and reasonably cooperate with Tenant to reduce taxes.

Unless Tenant shall have taken written exception to the Operating Costs and Tax Statement, or any item therein, within sixty (60) days after the furnishing of the Operating Costs and Tax Statement to Tenant, such Operating Costs and Tax Statement shall be considered as final and accepted by Landlord and Tenant; provided however, should Tenant take written exception to the Operating Costs and Tax Statement within said sixty (60) day period, then Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the calculation of the common expenses during Landlord’s normal business hours at any time within thirty (30) days following the date of Tenant’s written exception.  In the event such Operating Costs and Tax Statement indicates or such examination determines, based on generally accepted accounting principles, that such common expenses were overstated, Landlord shall promptly reimburse Tenant for any over-payment.

5.             Delinquent Payment; Handling Charges.  All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 13% per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to $ 250.00, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  The Landlord must give written notice to the Tenant of the delinquency prior to charging the Tenant the additional fee of $ 250.00.  Tenant has 5 business days from the date notice was received to correct the delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6.             Security Deposit.  Contemporaneously with the execution and delivery of this Lease by Tenant, Tenant shall pay to Landlord an additional $ 4,062.50 which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease.  This amount will be added to the amount currently held ($7,187.50) by Seven October Hill, LLC for a total security deposit of $ 11,250.00 The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (defined in Section 17).  Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.  Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends and Tenant has vacated the Premises, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations.  The Security Deposit may be commingled with other funds, and no interest shall be paid thereon.  If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.             Landlord’s Maintenance Obligations

(a)           Landlord’s Obligations.  This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the replacement of the Building’s roof and maintenance of the foundation and structural members of exterior walls (the “Building’s Structure”) plus replacement of HVAC system if warranted and maintenance of the common areas; Landlord shall not be responsible for alterations to the Building’s Structure required by applicable law because of Tenant’s use of the Premises (which alterations shall be Tenant’s responsibility).  The Building’s Structure does not include doors, locks, special fronts, or office entries, all of which shall be maintained by Tenant.

(b)           Landlord’s Right to Perform Tenant’s Obligations.  Upon 30 days notice and with an opportunity thereafter for Tenant to perform its obligations, Landlord may perform Tenant’s maintenance, repair, and replacement obligations and any other items that are Tenant’s obligations pursuant to Section 5.  Tenant shall reimburse Landlord for the cost incurred in so doing within 30 days after being invoiced therefore.

8.             Utilities

                (a)           Utilities.  Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sprinkler charges and other utilities and services used at the Leased Premises, together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto.  Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility services.  Landlord shall not be liable for any interruption or failure of utility service to the Premises unless caused by Landlord’s affirmative acts or negligence or failure to use reasonable efforts to restore.  Any amounts payable by Tenant under this Section shall be due within 30 days after Landlord has invoices Tenant therefore.  Landlord will provide adequate service for normal use as an office building.

                (b)           Electric Service Provider.  Landlord has advised Tenant that presently NSTAR Electric (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building.  Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contact for electricity service from the Electric Service Provider.  Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.

(c)           Excess Utility Use.  Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 220/440 volts or otherwise exceeding Building capacity unless approved in advance by Landlord.  The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises.  Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.  If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefore.  Landlord agrees to provide electrical for normal use in the expansion of Exhibit C.

9.             Improvements; Alterations; Tenant’s Maintenance

(a)           Improvements; Alterations.  Improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications, which have been previously submitted to and approved in writing by Landlord.  No structural alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building’s structure or its HVAC, plumbing, electrical, or mechanical systems.  Tenant shall not paint or install signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s approval of the plans and specifications therefore shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

(b)           Tenant’s Maintenance.  Tenant shall maintain all parts of the Premises in a good condition and promptly make all necessary repairs and replacements to the Premises, excepting only that work which Landlord is expressly responsible for pursuant to Section 7.(a).  Tenant shall maintain the plumbing, electrical, and mechanical systems in the Premises in good repair and condition in accordance with applicable law and the equipment manufacturer’s suggested service programs.  If Landlord so directs, Tenant shall enter into a preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all air conditioning, heating, ventilating and other equipment located within or serving the Premises.  Tenant agrees to coordinate with the Landlord, the repair and maintenance of the HVAC system.  The Landlord shall pay for such repair and maintenance of the HVAC as necessary, to the extent not damaged by negligence of the Tenant, its, agents, employees, or invitees.

(c)           Performance of Work.  Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as

Landlord may reasonably require.  All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility).  All such work which may affect the Building’s HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work.  Tenant shall provide sworn statements, including the names, addresses and copies of contracts for all contractors, and upon completion of any work shall promptly furnish Landlord with sworn owner’s and contractor’s statements and full and final waivers of lien covering all labors and materials included in the work in question.

(d)           Mechanic’s Liens.  Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant.  If such a lien is filed, then Tenant shall, within 10 days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within 10 days after Landlord has invoiced Tenant therefore.

10.          Use.  Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises.  The Premises shall not be used for any use, which is disreputable, creates extraordinary fire hazards, or for the storage of any Hazardous Materials.  If, because of a Tenant Party’s acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights.  Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

11.          Assignment and Subletting

(a)           Transfers.  Except as provided in Section 11. (f), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) Intentionally Deleted (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11.(a)(1) through 11.(a)(6) being a “Transfer”).

(b)           Consent Standards.  Landlord shall not unreasonably withhold its consent to any proposed Transfer, provided that the proposed transferee is creditworthy, has a good reputation in the business community, will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

(c)           Request for Consent.  If Tenant requests Landlord’s consent to a proposed Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.  Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a proposed Transfer.  Tenant shall pay for reasonable attorneys fees.

(d)           Conditions to Consent.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefore.  Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent.  Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)           Additional Compensation.  Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby. (3) If for any assignment, transfer or sublease so approved by the Landlord, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as Additional Rent 100% of such excess of such payment of rent or other consideration received by the Tenant promptly after its receipt.  Tenant shall reimburse Landlord for any costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment, transfer or subletting.

12.          Insurance; Waivers; Subrogation; Indemnity

(a)           Insurance.  Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $2,000,000.00 per occurrence or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord’s agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, Landlord (Seven October Hill LLC) and Management Company (Parsons Commercial Group, Inc.) shall be named as additional insured. (2) insurance covering the full value of Tenant’s property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (4) worker’s compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance.  Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy.  The Tenant shall maintain insurance covering damage from leakage or sprinkler systems now or hereafter installed in the Premises in an amount not less than the current replacement cost covering Lessee’s merchandise, Lessee’s improvements and Lessee’s a equipment and trade fixtures.  Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord (Seven October Hill LLC) and Management Company (Parsons Commercial Group, Inc.) of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 10 days before cancellation or a material change of any such insurance policies.  All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

(b)           Waiver of Negligence; No Subrogation.  Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a “Loss”), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant’s waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord’s waiver shall not include any deductible amounts on insurance policies carried by Landlord.  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(c)           Indemnity.  Subject to Section 12.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from (1) any Loss arising from any occurrence on the Premises, or (2) Tenant’s failure to perform its obligations under this Lease, (other than a Loss arising from the willful negligence of Landlord or its agents), This indemnity provision shall survive termination or expiration of this Lease.  If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefore, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

13.          Subordination; Attornment; Notice to Landlord’s Mortgagee

(a)           Subordination.  Provided each mortgagee executes a document which provides that Tenant’s tenancy under this Lease will not be disturbed in he event of foreclosure.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a “Landlord’s Mortgagee”).  Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.  Landlord shall obtain non-disturbance agreements from existing and future mortgages.

(b)           Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)           Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(d)           Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement;  (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building.  Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

14.          Rules and Regulations.  Tenant shall comply with the rules and regulations of the Building, which are attached hereto as Exhibit B.  Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises.  Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

15.          Condemnation.

(a)           Total Taking.  If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)           Partial Taking – Tenant’s Rights.  If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking.  If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable, by the Taking.

(c)           Partial Taking – Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15.(b).

(d)           Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

16.          Fire or Other Casualty

(a)           Repair Estimate.  If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)           Landlord’s and Tenant’s Rights.  If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 60 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.  If Tenant does not so timely terminate this Lease, then (subject to Section 16.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(c)           Landlord’s Rights.  If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

(d)           Repair Obligation.  If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.  If Premises are not restored within 180 days following casualty Tenant may terminate this lease.

17.          Personal Property Taxes.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises.  If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

18.          Events of Default.  Each of the following occurrences shall be an “Event of Default”:

(a)           Tenant’s failure to pay Rent within 3 business days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 18.(a) on more than two occasions during the twelve (12) month interval preceding such failure by Tenant;

(b)           Tenant fails to comply with the Permitted Use set forth herein and the continuance of such failure for a period of 15 days after Landlord has delivered to Tenant written notice thereof;

(c)           Tenant fails to provide any estoppel certificate within the time period required under Section 26.(e) and such failure shall continue for 10 business days after written notice thereof from Landlord to Tenant;

(d)           Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

(e)           The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 18.(f), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

19.          Remedies.  Upon an Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder, take any of the following actions:

(a)           Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately vacate and surrender the Premises and deliver possession thereof to Landlord and shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term plus Landlord’s estimate of aggregate expenses of reletting to the Premises, minus (B) the then present fair rental rate value of the Premises for such period;

(b)           Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall immediately vacate and surrender the Premises and deliver possession thereof to Landlord and shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable out-of-pocket costs incurred by Landlord in reletting the Premises.  Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19. (b).  If Landlord elects to proceed under this Section 19. (b), it may at any time elect to terminate this Lease under Section 19.(a).

Any and all remedies set forth in this Lease:  (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect.  The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.  Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

20.          Payment by Tenant; Non-Waiver

(a)           Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition of comparable office space in the building, that had been leased in the Year 2001, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.  To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the Commonwealth of Massachusetts are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)           No Waiver.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term.  Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

21.          Landlord’s Lien. Delete

22.          Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or earlier termination of the Term of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, by Tenant or its employees or contractors, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling)  Additionally, at Landlord’s option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed.  Tenant shall repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord upon 10 days written notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 21.  The provisions of this Section 22 shall survive the end of the Term.

23.          Holding Over.  If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant-at-sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal 150% of the daily Basic Rent payable during the last month of the Term.  The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Term of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

24.          Certain Rights Reserved by Landlord.  Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)           To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)           To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

(c)           To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 6 months of the Term, tenants.

25.          Outside Storage.   No outside storage of any type shall be permitted, this includes but is not limited to pallets, warehouse debris or products of any type.

26.          Miscellaneous.

(a)           Landlord Transfer.  Landlord may transfer any portion of the Building and any of its rights under this Lease.  If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b)           Landlord’s Liability.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefore and shall be recoverable only from the equity of Landlord in the Building, and Landlord shall not be personally liable for any deficiency.

(c)           Force Majeure.  Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)           Brokerage.  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Parsons Commercial Group, Inc. (the “Broker”), whose commission shall be paid by Landlord pursuant to a separate agreement between Landlord and the Broker.  Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e)           Estoppel Certificates.  From time to time, Tenant shall furnish to any party designated by Landlord, within 10 business days after Landlord has made a request therefore, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be sign will be provided by the Landlord

(f)            Notices.  All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder.  All notices shall be effective upon delivery to the address of the addressee.  The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)           Separability.  If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)           Amendments; and Binding Effect.  This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)            Quiet Enjoyment.  Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)            No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)           No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)            Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)          Waiver of Jury Trial.  - Deleted

(n)           Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

(o)           Joint and Several Liability.  If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

(p)           Financial Reports. Delete

(q)           Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.  Landlord agrees to give the Tenant a good faith estimate of costs prior to having work done.

(r)            Telecommunications.  Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s consent which consent shall not be unreasonably withheld or delayed.

(s)           Confidentiality.  Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(t)            List of Exhibits.  All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	- Plan Showing the Premises

Exhibit B	- Building Rules and Regulations

Exhibit C	- Tenant Finish Work

Exhibit D	- Renewal Option

Exhibit E	- Right of First Refusal

(u)           Waiver by Landlord; Representations.  Tenant acknowledges that Tenant has not been influenced to enter into this transaction nor has Tenant relied upon any warranties or representations not set forth in this instrument.

27.          Hazardous Substances.  Neither party hereto shall be permitted to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise allow to be present on or about the Premises, any Hazardous Substances with the sole exception of those Hazardous Substances typically used in operating, cleaning or maintaining the Premises in quantities consistent with the Permitted Use. As used herein, “Hazardous Substances” shall be defined as any “hazardous chemical”, “hazardous substance” or similar term as defined in any and all applicable local, state and federal laws, ordinances, rules, regulations and orders, whether now in existence or hereafter promulgated dealing with environmental protection.

Tenant agrees to indemnify and hold harmless Landlord and each mortgage of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorney’s fees) which may be incurred by Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating or arising out of any breach by Tenant or Tenant’s employees, servants, agents, invitees or licensees of this Section 27, which indemnification shall survive the expiration or sooner termination of this Lease.

Landlord agrees to indemnify and hold harmless Tenant from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorney’s fees) which may be incurred by Tenant relating or arising out of any breach by Landlord or Landlord’s employees, servants, agents, invitees or licensees of this Section 27, which indemnification shall survive the expiration or sooner termination of this Lease.

Landlord represents to the best of its knowledge that as of the Commencement Date, the Park Land, Building and Premises are in compliance with all applicable environmental laws which affect the Park Land, Building and Premises.

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease Agreement to be duly executed as a Massachusetts instrument under seal as of the day and year first above written.

TENANT: Harvard BioScience, Inc.

By:	/s/ Mark A. Norige
Name:	Mark A. Norige
Title:	C.O.O.

LANDLORD:

SEVEN OCTOBER HILL LLC, a Massachusetts limited liability company.

By:	/s/ John R. Parsons Jr.
Name:	John R. Parsons Jr.
Title:	Manager Member

EXHIBIT A

PLAN SHOWING THE PREMISES

[GRAPHIC]

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the Park, and the appurtenances thereto:

1.           Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.           Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.           No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4.           Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.           Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent.  Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

6.           Movement in or out of the Building through common areas of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Buildings common area entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require.  Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.           All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8.           Corridor doors, when not in use, shall be kept closed.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No birds or animals except seeing-eye dogs shall be brought into or kept in, on or about any tenant’s leased premises.  No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.           Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean.  There is no outside storage of any materials except in the tenants waste container.    Landlord may request that Tenant empties the container at the Tenants expense if it is overflowing.  The container placement may be designated by the Landlord.

10.         Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

11.         No machinery of any kind (other than normal office equipment and equipment consistent with Tenant’s permitted use) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.  There is no washing of cars, trucks or other similar equipment allowed on the property.

12.         Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13.         No vending or dispensing machines of any kind outside the leased premises may be maintained without the prior written permission of Landlord.

14.         Intentionally Deleted

15.         All vehicles are to be currently licensed, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a “billboard” vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.  Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.”  Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

16.         Intentionally Deleted

17.         The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expenses of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the Lessee who (or whose employees or invitees) shall have caused such damage.

18.         Persons using the parking areas do so at their own risk.  Lessor specifically disclaims all liability, except when caused solely by gross negligence or willful misconduct, for any personal injury incurred, users of the parking areas, their agents, employees, family, friends, guests or invitees, or as a result of damage to, theft of, or destruction of any vehicle or any contents thereof as a result of the operation or parking of vehicles in the parking areas.

/s/ Mark A. Norige	1/9/2002
Mark A. Norige
C.O.O.

/s/ John R. Parsons Jr.	1/11/01
John R. Parsons Jr.
Manager Member

EXHIBIT C

TENANT FINISH-WORK

Tenant hereby accepts the Premises in their “AS-IS” condition and Landlord shall have no obligation to perform any work on the Premises other than the items listed below:

The following items are the landlord’s obligation.

1)         Clean the carpets in the office area – warn areas will be selectively replaced

2)         Re-paint the office area (same color).

3)         If Harvard Bio-Science during the first 18 months of the lease decides to construct 5 offices and create a bullpen area in the existing warehouse area, Seven October Hill, LLC shall over see the construction.   The cost will be spilt equally between Harvard Bio-Science, Inc. and Seven October Hill, LLC.   Standard electrical service will be supplied to these areas.  Landlord will provide standard office HVAC if required.

4)         The Landlord will engage the services of a plumber to repair or replace the four (4) toilets in the front office area and review the water pressure issues.

5)         Clean exterior windows.

In all other respects, the Tenant accepts the Premises “AS – IS”.

/s/ Mark A. Norige	1/9/2002
Name: Mark A. Norige	Date
Title: C.O.O.

/s/ John R. Parsons Jr.	1/11/2002
Name: John R. Parsons Jr.
Title: Manager Member

Exhibit D

Renewal Options

Provided no Event of Default exists and Tenant or permitted Transferee is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of three years by delivering written notice of the exercise thereof to the Landlord not earlier than nine (9) months nor later than six (6) months before the expiration of the Original Lease (Ending 03/31/05) for the renewal option (04/01/05 - 03/31/08).

The Landlord and Tenant shall meet and negotiate Minimum Rent for the extension term, based upon ninety-five percent (95%) of rates then in effect and prevailing for similar space in the greater Ashland/Holliston, Massachusetts area.

Within 21 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate, (95%) for the Ashland/Holliston area, and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered.  Tenant shall, within 21 days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate (95%).  If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, (95%) for the Ashland/Holliston area, then the Landlord and Tenant shall execute an amendment at least 120 days prior to the Commencement Date of the extended term.  The Amendment to this Lease shall be on the same terms provided in this Lease except as follows:

(a) Basic Rent shall be adjusted to the Prevailing Rental Rate: in the Ashland/Holliston area.

(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing:

and

(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g. moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

Exhibit E

Right of First Refusal

The Tenant is hereby given the right of first refusal to Lease the following spaces on the lower level,

1) Space currently occupied as of December 12, 2001, by Connors Design (9,200 s.f.) and Rainbow Trading Co.

(8,000 s.f.).  These spaces are highlighted in dark gray in Exhibit A. On the upper level, space currently occupied by Conquest, Inc. (4,005 s.f.)

If at anytime during the initial term of this Lease (1) while there is at least twelve (12) months remaining in the initial term, or (2) after Tenant has exercised its option to extend and has at least twenty four months remaining on extension, the Landlord shall notify the Tenant of the space listed above that is coming available.  The Tenant shall have the right within 10 days from receipt of notice from Landlord to elect to Lease space in the premises, Tenant may exercise such right only by providing written notice of the election to exercise such right to Landlord within 10 days of receipt of Landlord’s notice.

If the Tenant shall not so elect within the said period, the Landlord may then Lease said space or any portion thereof to any potential Tenant upon such terms, conditions, and rental as Landlord in its sole discretion, determines.

If the Tenant elects to exercise said right of first refusal, the space shall be delivered in “As - Is” condition on the later of ten (10) days after receipt of Tenant’s notice or the date the space becomes vacant.

If the Tenant elects to exercise such right of first refusal, the parties shall enter into an Amendment to this Lease providing that the rent per square foot and terms and conditions of the Lease of the space shall be the same as contained in this Lease and that this Lease shall be amended to include the additional space and to the extent that Tenant’s option to extend has or may be exercised with respect to the premises, it shall also be deemed to have been exercised with respect to the additional space.

The right of first refusal herein contained shall expire on the first to occur of the following (1) the failure of the Landlord and Tenant to execute an Amendment to this Lease for any reason whatsoever within ten (10) days after the election by Tenant to exercise its Right of First Refusal, or (2) Tenant’s failure to notify Landlord of its exercise of its Right to Lease the additional space after notice duly given by Landlord.